AEROHIVE NETWORKS, INC.
AMENDMENT TO
SEPARATION AND CHANGE IN CONTROL SEVERANCE AGREEMENT

This Amendment (the “Amendment”) is made by and between [____________] (“Executive”) and Aerohive Networks, Inc. (the “Company” and together, the “Parties”) on December 31, 2014 (the “Effective Date”).

WHEREAS, the Parties entered into the Separation and Change in Control Severance Agreement on [____________] (the “Agreement”); and

WHEREAS, the Company and Executive desire to amend the term of the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree that the Agreement is hereby amended as follows.
1.Term of Agreement. Section 1 of the Agreement shall be amended and restated in its entirety as follows:
Term of Agreement. This Agreement shall terminate December 31, 2016 (the “Initial Term”). On the last day of the Initial Term and on each one (1) year anniversary of such date thereafter while this Agreement remains in effect, this Agreement shall renew automatically for additional, successive one (1) year terms (each an “Additional Term”); provided that if either party provides the other party with written notice of non‑renewal at least ninety (90) days prior to the date of automatic renewal of an Additional Term, the Agreement shall terminate upon completion of the last applicable Additional Term (or the Initial Term, as applicable). Notwithstanding the foregoing provisions of this paragraph, if a Change in Control occurs when there is less than one (1) year remaining during the Initial Term or Additional Term, as applicable, this Agreement shall automatically extend for a period equal to one year following the Change in Control, regardless of an earlier term which would have otherwise occurred upon giving effect to a written notice of non-renewal provided by the Company. (The period during which this Agreement remains in effect in accordance with this paragraph is referred to herein as the “Term.”) Provided, further, that if severance benefits for Executive have been triggered hereunder prior to the end of the Term, this Agreement shall terminate on the date upon which all obligations of the parties hereto under this Agreement have been satisfied. This Agreement may be extended beyond the Term by written mutual agreement by and between Executive and the Company.
2.Entire Agreement. This Amendment and the Agreement (to the extent not amended hereby) constitute the entire agreement of the Parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether express or implied) of the Parties with respect to the subject matter hereof. Except as expressly modified by the terms of this Amendment, the Agreement will remain in full force and effect in accordance with its terms. This Amendment may be amended at any time only by mutual written agreement of the Parties hereto.
3.Governing Law. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).
4.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
5.Headings. All captions and section headings used in this Amendment are for convenient reference only and do not form a part of this Amendment.

IN WITNESS WHEREOF, each of the Parties has executed this Amendment to the Agreement, in the case of the Company by its duly authorized officer, as of the Effective Date set forth above.

COMPANY	AEROHIVE NETWORKS, INC.
By:
Title:
Date:

EXECUTIVE	By:
Title:
Date: